Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

ABC BANCORP’S NET INCOME UP 27% FOR

THIRD QUARTER OF 2005

October 19, 2005

ABC BANCORP (Nasdaq:ABCB), Moultrie, Georgia, reported net income of $3.9 million, or $0.33 per diluted share, for the quarter ended September 30, 2005, compared to net income for the same period in 2004 of $3.1 million, or $0.26 per diluted share. These results represent a 26.6% increase in net income and a 25.6% increase in diluted earnings per share over the same period in 2004. For the year to date period ending September 30, 2005, ABC reported net income of $11.0 million, or $0.93 per diluted share, an increase of 18.3% over the comparable period in 2004, when ABC reported net income of $9.3 million, or $0.78 per diluted share.

ABC’s return on average assets for the quarter ended September 30, 2005 improved to 1.22% from 1.06% during the third quarter of 2004. Return on assets for the year to date period improved to 1.14% from the 1.07% reported for the same period in 2004. Return on average equity and average tangible equity for the third quarter of 2005 was 12.40% and 15.31%, respectively. This represented continued improvement in shareholder returns over the comparable period in 2004, with respect to which ABC reported 10.54% and 12.75%, respectively.

Balance Sheet Growth

Total assets at September 30, 2005 were $1.37 billion, an increase of $185.4 million, or 15.6%, from the same period in 2004. Earning assets increased 16.0%, or $174.1 million, to $1.26 billion at September 30, 2005, driven primarily by strong growth in loans. Gross loans outstanding finished the third quarter of 2005 at $1.005 billion, up $134.2 million, or 15.4%, from the same period in 2004.

In addition to record levels of loans and total assets, ABC reported continued growth in deposit balances. Total deposits at September 30, 2005 were $1.07 billion, compared to $889.5 million at September 30, 2004, an increase of 20.6%. Non-interest bearing balances grew 16.7% to $153.9 million at September 30, 2005 compared to the same period in 2004. Non-CD balances grew 11.3% to $54.5 million over the same time period. Non-interest bearing demand deposits and non-CD deposits represented 14.3% and 50.1%, respectively, of total deposits at September 30, 2005.

ABC attributes the continued growth in its balance sheet to successful recruiting efforts in many of its markets during 2005. The plan to hire additional local talent to complement already strong production staffs in ABC’s markets denotes the Company’s commitment to have more of its employees engaged in sales and customer contact roles than in the past.

Growth in Net Interest Income and Improvement in Net Interest Margin

Growth in net interest income during the quarter was the primary driver of the Company’s growth in earnings. Net interest income for the third quarter of 2005 was $13.3 million, an increase of 17.7% over the same period in 2004. For the nine-month period, net interest income grew 15.0% to $38.0 million. These increases in net interest income correlate closely with the 16.0% growth in earning assets over the periods concerned.

For the quarter ended September 30, 2005, ABC’s net interest margin increased to 4.32%, compared to 4.14% for the same quarter in 2004. Yield on earning assets increased to 6.65% from 5.94%, while ABC’s cost of funds increased to 2.39% from 1.86% for the same time periods. For the year to date periods ending September 30, 2005 and 2004, ABC’s net interest margin increased to 4.31% from 4.15%. Yield on earning assets increased to 6.39% from 5.91%, while cost of funds increased to 2.15% from 1.83% for the same time periods.

ABC’s net interest margin improvement is primarily attributable to the combination of the rising interest rate environment which began during 2004 and has pushed short-term rates up considerably while longer term rates have remained flat. Consequently, ABC has not yet been able to move the yields on fixed rate loans or a substantial portion of the investment portfolio higher because these assets are generally tied to yields that are longer in nature. Still, ABC’s margins have improved as the Company has been able to manage the interest costs on its substantial base of core deposits. In addition, ABC’s solid presence in many of its markets has allowed the Company to continue attracting lower cost deposits to fund strong loan growth for 2005.

Sound Credit Quality and Continued Positive Trends

ABC’s credit quality improved again over already outstanding levels as the Company continued strengthening its credit culture. Non-performing assets decreased to 0.43% of total loans at September 30, 2005, compared to 0.70% at December 31, 2004. Non-performing assets totaled $4.5 million at the end of the third quarter of 2005, a decrease of $1.6 million, or 26.2%, over balances at the end of 2004.

For the nine-month period ending September 30, 2005, ABC had annualized net recoveries of 0.03% of average loans, compared to 0.23% of annualized net charge-offs for the same period in 2004. ABC’s allowance for loan losses was $17.3 million, or 1.72% of outstanding loans, at September 30, 2005 compared to $15.3 million, or 1.72% of outstanding loans, at December 31, 2004. ABC tracks credit quality monthly using several indicators, all of which are trending positive at the end of the third quarter of 2005.

Recently Announced Corporate Restructuring and Pending Merger

In a press release dated August 31, 2005, ABC announced its intentions to begin consolidating its subsidiary bank charters across Georgia, Alabama and northern Florida into a single charter. In addition to the charter consolidation effort, ABC announced intentions to re-brand the Company and its surviving bank subsidiary with a single identity. In connection with these activities, ABC anticipates recording an after-tax charge to earnings during the fourth quarter of 2005 of approximately $0.14 per share. These costs are necessary to reengineer procedures to accommodate a more efficient single bank, rename the Company and aggressively market the uniform brand in and around our existing markets and begin gaining efficiencies through improved utilization of employees. Edwin Hortman, ABC’s President and CEO commented on the restructuring saying, “The energy level around our restructuring and branding continues to build. Completing these initiatives will position us to more efficiently serve our customers and create a highly recognizable brand that we can begin leveraging in and around our existing markets. I am proud of the teamwork and the drive of our Company’s leadership in being successful in these critical goals while still remaining focused on existing business and producing the quality results of the third quarter.”

In another press release dated July 1, 2005, ABC announced the planned acquisition of First National Banc, Inc., a two bank holding company with assets of approximately $265 million as of September 30, 2005. First National Banc’s banking subsidiaries include the market leader in St. Marys, Georgia, and the largest community bank in Orange Park, Florida. The combination of the charter consolidation initiative and this pending merger will create a single bank having approximately $1.65 billion in total assets serving 34 communities with approximately 125,000 core customer accounts. The proposed merger with First National Banc is subject to shareholder and regulatory approval and is expected to close before the end of 2005. The charter consolidation initiative is also subject to the approval of various regulatory agencies and is expected to be completed during the first quarter of 2006.

ABC Bancorp is headquartered in Moultrie, Georgia, and has 12 banking subsidiaries with 37 locations in Georgia, Alabama and northern Florida.

ABC Bancorp Common Stock is quoted on the Nasdaq National Market under the symbol “ABCB”.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

ABC Bancorp (“ABC”) has filed with the SEC a Registration Statement on Form S-4, which contains the prospectus of ABC relating to the shares of ABC Common Stock to be issued in the acquisition of First National Banc, Inc. (“FNB”) and the proxy statement of FNB relating to its 2005 Annual Meeting of Shareholders, at which the transaction will be considered and voted upon by FNB’s shareholders, as well as other relevant documents concerning the transaction. Investors are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors may obtain the Form S-4 Registration Statement, including the exhibits filed therewith, free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by ABC free of charge by requesting them in writing from ABC Bancorp, 24 2nd Avenue, S.E., Moultrie, Georgia 31768, Attention: Corporate Secretary, or by telephone at (229) 890-1111. Investors may obtain documents filed with the SEC by FNB free of charge by requesting them in writing from First National Banc, Inc., 2509 Osborne Road, St. Marys, Georgia 31558.

FNB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the acquisition of FNB by ABC. Information about such directors and executive officers and their ownership of FNB Common Stock is set forth in the proxy statement/prospectus described above.

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended			Nine Months Ended
	Sept. 2005	June 2005	Sept. 2004	Sept. 2005	Sept. 2004
EARNINGS
Net Income	$3,905	$3,500	$3,085	11,005	$9,313

PER COMMON SHARE DATA*
Earnings per share:
Basic	0.33	0.30	0.26	0.93	0.79
Diluted	0.33	0.29	0.26	0.92	0.78
Cash Dividends per share	0.14	0.14	0.12	0.42	0.35
Book value per share (period end)	10.67	10.54	10.11	10.67	10.11
Tangible book value per share (period end)	8.30	8.15	8.24	8.30	8.24
Weighted average number of shares:
Basic	11,865,107	11,849,739	11,741,988	11,832,959	11,734,331
Diluted	11,990,917	11,958,176	11,873,929	11,941,051	11,870,319
Period-end number of shares	11,865,991	11,866,295	11,734,676	11,865,991	11,734,676
Market data:
High closing price	20.18	19.01	16.88	20.18	17.13
Low closing price	17.35	16.63	14.05	15.43	13.58
Period end closing price	19.19	18.08	16.81	19.19	16.81
Average daily volume	14,611	16,777	14,402	16,666	17,310

PERFORMANCE RATIOS
Return on average assets	1.18%	1.10%	1.06%	1.14%	1.07%
Return on average equity	12.40%	11.29%	10.54%	11.84%	10.70%
Return on tangible equity	15.31%	14.64%	12.75%	14.38%	12.83%
Earning asset yield (TE)	6.75%	6.36%	5.99%	6.39%	5.91%
Total cost of funds	2.77%	2.42%	2.13%	2.47%	2.09%
Net interest margin (TE)	4.38%	4.29%	4.22%	4.30%	4.14%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	15.08%	15.99%	16.84%	15.90%	17.17%
Efficiency ratio	61.16%	62.84%	62.40%	62.82%	63.45%

CAPITAL ADEQUACY
Tier 1 capital ratio	13.10%	13.41%	14.27%	13.10%	14.27%
Equity to assets	9.24%	9.58%	10.01%	9.24%	10.01%
Tangible common equity to assets	7.18%	7.41%	8.16%	7.18%	8.16%

OTHER PERIOD-END DATA
FTE Headcount	523	533	498	468	498
Assets per FTE	$2,620	$2,449	$2,380	$2,928	$2,380
Branch locations	37	37	35	37	35
Deposits per branch location	$29,005	$27,260	$25,415	$29,005	$25,415

*	Number of shares and per share data for 2004 adjusted to reflect the six-for-five split as of March 15, 2005.

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended			Nine Months Ended
	Sept. 2005	June 2005	Sept. 2004	Sept. 2005	Sept. 2004
INCOME STATEMENT

Interest income
Interest and fees on loans	$18,140	$16,209	$14,274	$49,402	$41,700
Interest on taxable securities	2,138	2,149	1,805	6,361	5,285
Interest on nontaxable securities	40	37	41	120	127
Interest on deposits in other banks	46	45	—	94	—
Interest on federal funds sold	130	155	76	670	193

Total interest income	20,494	18,595	16,196	56,647	47,305

Interest expense
Interest on deposits	4,861	4,020	2,811	12,391	8,275
Interest on federal funds purchased and securities sold under agreements to repurchase	24	20	15	65	47
Interest on other borrowings	2,297	1,986	2,074	6,187	5,938

Total interest expense	7,182	6,026	4,900	18,643	14,260

Net interest income	13,312	12,569	11,296	38,004	33,045
Provision for loan losses	718	753	878	1,623	1,816

Net interest income after provision for loan losses	12,594	11,816	10,418	36,381	31,229

Noninterest income
Service charges on deposit accounts	2,690	2,625	2,630	7,733	7,639
Other service charges, commissions and fees	843	881	586	2,584	1,992
Other	121	46	73	432	229
Gain on sale of securities	—	—	—	61	58

Total noninterest income	3,654	3,552	3,289	10,810	9,918

Noninterest expense
Salaries and employee benefits	5,675	5,665	5,096	17,278	15,277
Equipment and occupancy expense	1,423	1,273	1,230	3,898	3,569
Amortization of intangible assets	204	198	197	613	592
Other operating expenses	3,075	2,995	2,604	8,878	7,848

Total noninterest expense	10,377	10,131	9,127	30,667	27,286

Operating Profit	5,871	5,237	4,580	16,524	13,861

Provision for income taxes	1,966	1,737	1,495	5,519	4,548

Net Income	$3,905	$3,500	$3,085	$11,005	$9,313

Diluted earnings per share	$0.33	$0.30	$0.26	$0.93	$0.79

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Sept. 2005	June 2005	March 2005	Dec. 2004	Sept. 2004
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$47,548	$40,070	$41,079	$40,339	$44,281
Federal funds sold & interest bearing balances	42,021	17,948	53,350	69,616	24,938
Securities available for sale, at fair value	207,832	218,371	210,938	213,948	186,586

Loans	1,004,614	962,412	888,368	877,074	870,418
Less: allowance for loan losses	17,261	16,557	15,976	15,493	15,271

Loans, net	987,353	945,855	872,392	861,581	855,147

Premises and equipment, net	28,355	28,218	27,870	27,772	26,469
Intangible assets, net	3,091	3,296	3,495	3,706	2,694
Goodwill	25,054	25,054	24,325	24,325	19,231
Other assets	29,185	26,344	26,582	26,706	25,645

Total Assets	$1,370,439	$1,305,156	$1,260,031	$1,267,993	$1,184,991

Liabilities
Deposits:
Noninterest-bearing demand	$153,946	$150,930	$146,682	$150,090	$131,931
Interest-bearing demand	312,880	311,220	315,951	325,500	282,297
Savings	70,911	72,700	77,369	74,197	68,937
Time deposits	535,440	501,013	452,407	436,437	406,367

Total deposits	1,073,177	1,035,863	992,409	986,224	889,532
Federal funds purchased & securities sold under agreements to repurchase	5,448	6,387	6,809	7,530	4,311
Other borrowings	121,130	95,237	95,298	110,366	130,393
Other liabilities	8,507	7,018	8,069	7,367	6,513
Subordinated deferrable interest debentures	35,567	35,567	35,567	35,567	35,567

Total liabilities	1,243,829	1,180,072	1,138,152	1,147,054	1,066,316

Stockholders’ equity
Common stock	13,184	13,181	13,160	13,071	10,866
Capital surplus	46,202	46,173	45,828	45,073	46,740
Retained earnings	79,791	77,549	75,708	73,768	71,352
Accumulated other comprehensive loss	(1,490)	(736)	(2,149)	(230)	548
Unearned compensation	(603)	(681)	(448)	(523)	(611)
Less treasury stock	(10,474)	(10,402)	(10,220)	(10,220)	(10,220)

Total stockholders’ equity	126,610	125,084	121,879	120,939	118,675

Total liabilities and stockholders’ equity	$1,370,439	$1,305,156	$1,260,031	$1,267,993	$1,184,991

Other Balance Sheet Data
Earning Assets	1,262,849	1,205,965	1,159,777	1,168,431	1,088,758
Intangible Assets	28,145	28,350	27,820	28,031	21,925
Interest bearing liabilities	1,081,376	1,022,124	983,401	989,597	927,872

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended			Nine Months Ended
	Sept. 2005	June 2005	Sept. 2004	Sept. 2005	Sept. 2004
ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$16,557	$15,976	$15,206	$15,493	$14,963
Acquired Reserves
Provision for loan loss	718	753	878	1,623	1,816

Charge-offs	321	625	1,266	1,292	2,781
Recoveries	(307)	(453)	(453)	(1,437)	(1,273)

Net charge-offs	14	172	813	(145)	1,508

Ending balance	$17,261	$16,557	$15,271	$17,261	$15,271

As a percentage of loans	1.72%	1.72%	1.75%
As a percentage of nonperforming loans	437.65%	377.50%	292.94%
As a percentage of nonperforming assets	383.32%	323.25%	226.67%

Net Charge-off information
Charge-offs
Commercial	$55	$167	$564	$264	$1,326
Installment	113	202	536	460	1,003
Real Estate	81	155	154	344	208
Agriculture	72	97	12	213	231
Other	—	4	—	11	13

Total charge-offs	321	625	1,266	1,292	2,781

Recoveries
Commercial	182	138	145	451	347
Installment	50	64	210	208	413
Real Estate	55	147	93	602	475
Agriculture	17	99	5	166	38
Other	3	5	—	10	—

Total recoveries	307	453	453	1,437	1,273

Net charge-offs	$14	$172	$813	$(145)	$1,508

Non-accrual loans	3,944	4,386	5,213	3,944	5,213
Foreclosed assets	559	736	1,524	559	1,524
Total non-performing assets	4,503	5,122	6,737	4,503	6,737
Non-performing assets as a percent of loans and foreclosed assets	0.45%	0.53%	0.77%	0.45%	0.77%

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended September 30, 2005
	Average Balance	Interest	Average Rate
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (1)
Assets
Commercial loans	$123,633	$2,046	6.64%
SBA loans	3,540	71	8.04
Installment loans	65,502	1,399	8.57
Tax free loans (TE)	11,379	164	5.77
Real estate loans	646,615	12,079	7.49
Agriculture loans	105,691	1,991	7.56
Revolving equity	14,882	274	7.38
Other	10,653	173	6.51

Total Loans (TE)	981,895	18,197	7.43

US agency securities	100,015	999	4.01
Municipals (TE)	3,905	61	6.23
Mortgage backed securities	97,639	917	3.77
Trust preferred securities	2,616	45	6.90
FHLB stock	7,344	45	2.46
Other	8,764	132	6.04

Total securities (TE)	220,283	2,199	4.00

Fed funds sold	15,419	130	3.38
CDs with banks	4,957	46	3.72
Other short-term investments	—	—	—

Total short-term investments	20,376	176	3.46

Total earning assets	1,222,554	$20,572	6.75%

Cash and due from banks	42,801
Allowance for loan losses	(16,925)
Other assets	75,803

Total average assets	$1,324,233

Liabilities
NOW accounts	$202,593	$377	0.75%
Money market accounts	108,213	529	1.96
Savings accounts	71,928	153	0.85
Time deposits	514,614	3,802	2.96

Total interest bearing deposits	897,348	4,861	2.17

Subordinated debentures & other borrowings	41,423	1,186	11.48
FHLB advances	99,869	1,135	4.56

Total interest bearing liabilities	1,038,640	$7,182	2.77%

Noninterest bearing deposits	152,521
Other liabilities	7,067

Total liabilities	1,198,228

Stockholder’s Equity	126,005

Total average liabilities and stockholder’s equity	$1,324,233

Interest rate spread			3.98%

Interest income and rate earned (2)		$20,572	6.75%
Interest expense and rate paid (3)		$7,182	2.77%

Net interest margin			4.38%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended June 30, 2005
	Average Balance	Interest	Average Rate
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (1)
Assets
Commercial loans	$138,476	$2,551	7.39%
SBA loans	3,463	75	8.69
Installment loans	65,610	1,334	8.16
Tax free loans (TE)	10,268	144	5.62
Real estate loans	586,715	10,090	6.90
Agriculture loans	94,125	1,677	7.15
Revolving equity	14,271	253	7.11
Other	12,724	134	4.22

Total Loans (TE)	925,652	16,258	7.04

US agency securities	97,144	964	3.98
Municipals (TE)	3,915	58	5.99
Mortgage backed securities	106,237	958	3.62
Trust preferred securities	2,608	49	7.54
FHLB stock	7,366	85	4.63
Other	9,454	93	3.95

Total securities (TE)	226,724	2,207	3.91

Fed funds sold	21,295	155	2.92
CDs with banks	4,396	45	4.11
Other short-term investments	—	—	—

Total short-term investments	25,691	200	3.12

Total earning assets	1,178,067	$18,665	6.36%

Cash and due from banks	41,303
Allowance for loan losses	(16,316)
Other assets	74,554

Total average assets	$1,277,608

Liabilities
NOW accounts	$208,759	$315	0.61%
Money market accounts	110,444	451	1.64
Savings accounts	74,768	138	0.74
Time deposits	462,829	3,116	2.70

Total interest bearing deposits	856,800	4,020	1.88

Subordinated debentures & other borrowings	41,397	964	9.34
FHLB advances	99,907	1,042	4.18

Total interest bearing liabilities	998,104	$6,026	2.42%

Noninterest bearing deposits	149,068
Other liabilities	6,453

Total liabilities	1,153,625

Stockholder’s Equity	123,983

Total average liabilities and stockholder’s equity	$1,277,608

Interest rate spread			3.93%

Interest income and rate earned (2)		$18,665	6.36%
Interest expense and rate paid (3)		$6,026	2.42%

Net interest margin			4.29%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended September 30, 2004
	Average Balance	Interest	Average Rate
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (1)
Assets
Commercial loans	$114,254	$1,718	5.97%
SBA loans	3,032	83	10.87
Installment loans	66,002	1,443	8.67
Tax free loans (TE)	14,511	194	5.30
Real estate loans	537,739	8,917	6.58
Agriculture loans	102,615	1,581	6.11
Revolving equity	14,243	209	5.82
Other	12,144	224	7.32

Total Loans (TE)	864,540	14,369	6.59

US agency securities	72,370	677	3.71
Municipals (TE)	3,791	63	6.60
Mortgage backed securities	91,766	791	3.42
Trust preferred securities	9,040	167	7.33
FHLB stock	6,263	57	3.61
Other	11,489	113	3.90

Total securities (TE)	194,719	1,868	3.81

Fed funds sold	22,056	76	1.37
CDs with banks	—	—	—
Other short-term investments	—	—	—

Total short-term investments	22,056	76	1.37

Total earning assets	1,081,315	$16,313	5.99%

Cash and due from banks	35,029
Allowance for loan losses	(15,387)
Other assets	65,665

Total average assets	$1,166,622

Liabilities
NOW accounts	$175,031	$190	0.43%
Money market accounts	110,918	402	1.44
Savings accounts	69,559	111	0.63
Time deposits	401,413	2,108	2.08

Total interest bearing deposits	756,921	2,811	1.47

Subordinated debentures & other borrowings	39,943	898	8.92
FHLB advances	117,367	1,191	4.03

Total interest bearing liabilities	914,231	$4,900	2.13%

Noninterest bearing deposits	129,676
Other liabilities	5,643

Total liabilities	1,049,550

Stockholder’s Equity	117,072

Total average liabilities and stockholder’s equity	$1,166,622

Interest rate spread			3.86%

Interest income and rate earned (2)		$16,313	5.99%
Interest expense and rate paid (3)		$4,900	2.13%

Net interest margin			4.22%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Nine Months Ended September 30, 2005
	Average Balance	Interest	Average Rate
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (1)
Assets
Commercial loans	$130,400	$6,753	6.90%
SBA loans	3,517	214	8.11
Installment loans	65,667	4,216	8.55
Tax free loans (TE)	10,925	464	5.65
Real estate loans	595,705	31,531	7.05
Agriculture loans	94,850	5,107	7.17
Revolving equity	14,491	756	6.95
Other	11,943	519	5.79

Total Loans (TE)	927,498	49,560	7.12

US agency securities	92,477	2,742	3.95
Municipals (TE)	3,992	182	6.07
Mortgage backed securities	105,046	2,911	3.69
Trust preferred securities	3,377	186	7.34
FHLB stock	7,454	251	4.49
Other	9,210	271	3.92

Total securities (TE)	221,556	6,543	3.93

Fed funds sold	33,637	670	2.65
CDs with banks	3,218	94	3.89
Other short-term investments	—	—	—

Total short-term investments	36,855	764	2.76

Total earning assets	1,185,909	$56,867	6.39%

Cash and due from banks	43,631
Allowance for loan losses	(16,376)
Other assets	75,290

Total average assets	$1,288,454

Liabilities
NOW accounts	$207,131	$975	0.63%
Money market accounts	107,823	1,354	1.67
Savings accounts	75,400	412	0.73
Time deposits	474,747	9,651	2.71

Total interest bearing deposits	865,101	12,392	1.91

Short-term borrowings	41,528	3,050	9.78
Long-term debt	100,502	3,201	4.24

Total interest bearing liabilities	1,007,131	$18,643	2.47%

Noninterest bearing deposits	150,039
Other liabilities	7,312

Total liabilities	1,164,482

Stockholder’s Equity	123,972

Total average liabilities and stockholder’s equity	$1,288,454

Interest rate spread			3.92%

Interest income and rate earned (2)		$56,867	6.39%
Interest expense and rate paid (3)		$18,643	2.47%

Net interest margin			4.30%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.

ABC BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Nine Months Ended September 30, 2004
	Average Balance	Interest	Average Rate
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (1)
Assets
Commercial loans	$113,204	$4,951	5.83%
SBA loans	3,207	257	10.68
Installment loans	67,451	4,474	8.84
Tax free loans (TE)	13,769	569	5.50
Real estate loans	537,227	26,285	6.52
Agriculture loans	91,214	4,147	6.06
Revolving equity	13,497	592	5.84
Other	12,104	626	6.89

Total Loans (TE)	851,673	41,901	6.55

US agency securities	75,386	2,047	3.62
Municipals (TE)	3,788	195	6.87
Mortgage backed securities	88,851	2,180	3.27
Trust preferred securities	9,057	501	7.37
FHLB stock	5,943	162	3.63
Other	13,477	395	3.90

Total securities (TE)	196,502	5,480	3.72

Fed funds sold	24,187	193	1.06
CDs with banks	—	—	—
Other short-term investments	—	—	—

Total short-term investments	24,187	193	1.06

Total earning assets	1,072,362	$47,574	5.91%

Cash and due from banks	37,073
Allowance for loan losses	(15,353)
Other assets	66,724

Total average assets	$1,160,806

Liabilities
NOW accounts	$180,854	$595	0.44%
Money market accounts	103,893	999	1.28
Savings accounts	69,491	327	0.63
Time deposits	402,721	6,354	2.10

Total interest bearing deposits	756,959	8,275	1.46

Short-term borrowings	40,827	2,703	8.82
Long-term debt	109,433	3,282	4.00

Total interest bearing liabilities	907,219	$14,260	2.09%

Noninterest bearing deposits	130,024
Other liabilities	7,518

Total liabilities	1,044,761

Stockholder’s Equity	116,045

Total average liabilities and stockholder’s equity	$1,160,806

Interest rate spread			3.82%

Interest income and rate earned (2)		$47,574	5.91%
Interest expense and rate paid (3)		$14,260	2.09%

Net interest margin			4.14%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.